As Filed with the Securities and Exchange Commission on May 27, 2008 File No.333-146209

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHEETAH CONSULTING, INC.
(Name of small business issuer in its charter)
Florida	7389	14-1908451
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6860 Gulfport Blvd. South, #161

St. Petersburg, Florida 33707

(941) 723-2480

(Address and telephone number of principal executive offices and principal place of business)

Michael J. Daniels

6860 Gulfport Blvd. South, #161

St. Petersburg, FL  33707

(727) 415-4121

(Name, address and telephone number of agent for service)

Copies to:

Harrison Law, P.A.

Diane J. Harrison, Esq.

6860 Gulfport Blvd. South No. 162, So. Pasadena, FL 33707

Telephone: 941-723-7564  Facsimile:  941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee
Common Stock par value $0.01[2]	1,350,000	$0.10	$135,000.00	$34.67
Total	1,350,000	$0.10	$135,000.00	$34.67

[1]Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

[2]1,350,000 shares of common stock relate to the Offering by thirty-six (36) selling security holders. This includes 360,000 shares beneficially owned by our current officers, directors and affiliated persons.

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The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated May 27, 2008

Cheetah Consulting, Inc.

The Securities Being Offered by Selling Security Holders of Cheetah Consulting, Inc. Are Shares of Common Stock

Shares offered by Security Holders:  1,350,000

The selling security holders named in this prospectus are offering to sell 1,350,000 shares of Cheetah Consulting, Inc.’s (“CCI’s”) common stock through this prospectus and we deem them “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.

CCI’s common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.10 per share until our offering period ends or until our stock becomes quoted on the OTCBB or other securities exchange and then stock may be sold at prevailing market prices.

CCI is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. The shares of CCI common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending nine months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of nine months.  The actual number of shares sold will vary depending upon the individual decisions of the selling security holders.  None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or similar account.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Offering	$0.10	$135,000.00
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Cheetah Consulting, Inc.	-0-	-0-

The date of this prospectus is May 27, 2008

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Dealer Prospectus Delivery Instructions

Until                , 2008 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Cheetah Consulting, Inc. (“Us,” “We,” “Our,” "CCI,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business

Since inception on May 11, 2004, Cheetah Consulting, Inc. has engaged in the development of its business model. Beginning in August 2006 we began providing consulting services to owners of private companies requiring guidance and assistance in analyzing and determining exit strategies for their businesses. The primary emphasis has been on companies where ownership has been in control a minimum of three (3) years.

Cheetah Consulting, Inc. hopes to capitalize on its expertise and experience to be competitive in the consulting business.  CCI developed a business model geared to small to medium sized businesses with owners seeking to divest themselves of the business. To support that intention, our services include analyzing the financial position of the Company as well as its position in its industry to determine if we can assist in developing exit-strategy options for the business owners. We believe our target market is an underserved market. We further believe that this niche is currently served by accountants and attorneys who are general practitioners and not specialists in exit strategies.  By concentrating in this niche, management believes that it can continue to grow and utilize referrals by satisfied clients as its main source of business.

While one of our key employees has experience in this area of business, we are at a disadvantage with our competitors. Our competitors have the benefit of more years experience in operations and a larger capital base, while our business has no proven background.  Our lack of experience in running a fully operational consulting business coupled with our lack of capital and proven track record makes any investment in our Company a high risk.

We do compete with national firms such as McKinsey & Co., Boston Consulting, Booz Allen, and Deloitte Consulting LLP.  These firms have the experienced personnel, years in business, capitalization, and reputation that will make it difficult for us to compete on a national level.  As a result of such competition, we will concentrate our efforts on the small to medium size businesses that may not be able to afford the services of such large firms.

Our President, Diane J. Harrison owns 76% of our stock and has the ability to control the outcome on all matters requiring stockholder approval, including the election of directors and any merger, consolidation or sale of substantially all of the Company’s assets.

Our State of Organization	We were incorporated in Florida on May 11, 2004. Our principal address is 6860 Gulfport Blvd. South, No. 161, St. Petersburg, Florida, 33707. Our phone number is (941) 723-2480.

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The Offering
Number of Shares Being Offered

The selling security holders want to sell up to 1,350,000 shares of common stock at the fixed price of $0.10 per share.  We issued of these shares to the selling security holders in reliance upon exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended.  The selling security holders must sell their shares at the fixed price of $0.10 per share for the duration of this offering ..  Selling shareholders are deemed to be “ underwriters ” as that term is defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering	4,550,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling security holders.
Plan of Distribution

The Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We intend to seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). However, no assurance can be given that our common stock will be approved for quotation on the OTCBB. Selling security holders , as underwriters, must sell their shares at $.10 per share for the duration of this offering ...

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.  We must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We will seek to have a market maker file a Listing Application on our behalf

Selected Financial Data
	For the Three Months Ended March 31, 2008 (Unaudited)	For the Three Months Ended March 31, 2007 (Unaudited)	For the Year ended December 31, 2007 (Audited)	For the Year Ended December 31, 2006 (Audited)
Balance Sheet
Total Assets	$ 72,023	$ 22,283	$103,715	$ 3,911
Total Liabilities	$ 44,841	$ 3,000	$ 66,441	$ 3,245
Stockholders Equity	$ 27.182	$ 19,283	$ 37,274	$ 666
Statement of Operations
Revenue	$ 0	$ 50,724	$142,224	$ 79,315
Total Expense	$ 10,091	$ 32,112	$105,726	$ 78,614
Other Income	$ 0	$ 5	$ 5	($ 2,635)
Net Income (Loss)	($10,091)	$ 18,671	$ 36,503	( $ 1,934)

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred both profits and losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Associated with the Company

(1) We Engage In Consulting Activities Which Involve A High Degree Of Risk.

The consulting industry is speculative and is significantly affected by changes in economic and other conditions which may be beyond our control. These factors can negatively affect the demand for and pricing of our consulting services.

Economic factors such as recession; a decline in the value of the U.S. dollar; a change in government regulation that may place a greater burden on small business; a change in the income taxation on small business; and a reduction in the disposable income of the general public that causes them to spend more with small businesses can impact our services.

Any single factor mentioned above or a combination of these factors can have an impact on the small business owner that could reduce their income and decision to sell their business.  Any change in economic conditions that cause the small business owner to not want to sell his business will have a direct on our ability to generate clients.

(2) We Have A Limited Operating History That Includes A Small Net Income. We Expect This Trend To Continue Into The Near Future. As A Result, If Our Ability To Generate Greater Revenue Fails, We May Have To Suspend Or Cease Operations Should We Incur Losses That Exceed Our Income.

Since we incorporated in 2004, we have developed our business model and began generating revenues in the fourth quarter of 2006; however, we have not generated any significant profits. We have limited history upon which you can evaluate the likelihood of our future success or failure. Our ability to achieve profitability and positive cash flow in the future is dependent upon many factors some of which may be beyond our control

Failure to generate greater revenues may cause us to never be able to increase our operations, and purchasers of our shares may not have any liquidity for their investment. We are not sure we will be successful in generating greater revenues necessary to be profitable in the future and pay a dividend to our shareholders.

(3) We Are A Small Consulting Business Attempting To Expand In A Narrow Niche Market.

We are a small consulting business with limited revenues and access to capital markets trying to compete in a niche market with a limited offering of services:  developing exit strategies for business owners.  This limited niche may not provide us with sufficient clients considering the number of accountants, attorneys, consulting firms, and independent consultants who provide these same services.  This limited market places our chance at success at high risk due to the limited services we offer.

(4) We Are Dependent On Key Persons With No Assurance That They Will Remain With Us: Losing Such Key Persons Could Mean Losing Revenue.

Our success will depend to a great extent on retaining the continued services of our President/Director, Diane J. Harrison.  Ms. Harrison may not remain with the corporation due to the lack of an employment contract. If we lose our key person, our business may suffer. We depend substantially on the continued services and performance of Ms. Harrison to generate profits and investors will be at risk to lose some or all of their investment in the event she leaves our company.

(5) The Business Consulting Industry Is Extremely Competitive With Local, Regional, And National Companies Vying For The Same Clients.

The market for business consulting services is intensely competitive. Our consulting experience to date has shown the difficulty of penetrating the niche market we have chosen:  developing exit strategies for business owners. Our business is geared to competing with regional as well as national firms who have greater resources and stability than we do.  Our competitors and their greater

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resources may make it impossible for us to generate greater revenues in the future and could in fact cause us to lose clients and revenue.  The loss of clients and revenues to our competition will have a direct impact on our ability to remain in business.  Investors in our stock must be able to sustain a loss of all or a part of their investment due to our difficulty in competing in the consulting industry.

(6) There Are Relationships That Must Be Maintained To Develop Potential Clients And Any Interruption In These Relationships Could Have A Significant Effect On Our Ability To Compete Effectively.

Our President, Diane J. Harrison, has operated our company since inception. Her contacts in the legal and accounting fields are critical to our future success. We are reliant upon her contacts as a source of future clients.  Should she fail to maintain these relationships or if there is any disruption in these critical business relationships, we will have a difficult time generating new contacts and thereby, a difficult time competing effectively.  It is her strong personal relationships with customers that must be maintained or the risk of loss of business is great.

(7) We May Not Be Able To Acquire The Experienced Personnel To Perform Our Specific Consulting Services.

Our business model plans for us to locate and hire personnel in the third quarter of 2008 but no later than January 31, 2009. This is based on the projections the Company has made regarding the anticipated increase in the number of clients. We believe we will need personnel with good mathematical, accounting, and business management backgrounds and excellent communication skills.  Competition and unforeseen limited availability of educated, experienced personnel could have material adverse affects on our profitability. If we cannot acquire the requisite personnel, we may have to suspend our business plans which suspension could cause investors to lose all or a part of their investment.

(8)  A Conflict Of Interest May Exist For Our President Diane J. Harrison, Esq. With Her Other Business Interests.

Our President Diane J. Harrison, Esq. is the principal in Harrison Law, P.A. a law firm specializing in filing registration statements for small businesses with revenues less than $25,000,000.  Her commitment to clients of her law firm may create a conflict of interest with our company operating independently.  Ms. Harrison may have to put the needs of her law firm clients ahead of those of Cheetah Consulting, Inc.  This prioritization may result in missed opportunities or deadlines for us, which may, in turn, cause investors to lose all or part of their investment.

The husband of Ms. Harrison, Michael Daniels is a commissioned employee of CCI.  This relationship could cause a conflict of interest as he may receive favorable treatment.

In order to service our clients, we needed transportation for personnel performing services for the Company.  Since the Company did not have credit facilities at this time it was necessary for Ms. Harrison to purchase a vehicle on behalf of the Company and do a full release and assignment to the Company.  The cost of the vehicle was $51,000.

(9) No Matter How Much Money Is Spent On Our Business Model, The Risk Is That We May Never Develop Sufficient New Clients To Be Profitable.

Over the coming years, we might expend considerable capital on our business model without developing sufficient new clients. It is very likely that such capital will be lost. No matter how much money is spent on the model, we might never be able to find a sufficient number of new clients to be profitable and investors will be at risk to lose all or a part of their investment.

(10) Small Public Companies Are Inherently Risky And We May Be Exposed To Market Factors Beyond Our Control. If Such Events Were To Occur It May Result In A Loss Of Your Investment.

Managing a small public company involves a high degree of risk. Few small public companies ever reach market stability and we will be subject to oversight from governing bodies with rules and regulations that will be costly to meet.  Our present officers and directors have limited, if any, experience in managing a fully reporting public company so we may be forced to obtain outside consultants, such as certified public accountants, attorneys specializing in public company reporting, and former directors of public companies experienced in the requirements necessary for companies to file timely and proper reports, to assist with our meeting these requirements.  These outside consultants are expensive and can have a direct impact on our ability to be profitable.   People experienced in the reporting requirements of a public company as well as experience in developing internal controls that will conform to the requirements set forth under the 1933 Securities Act, as amended may be necessary.  The cost of these additional outside consultants will have a direct impact on our profitability. This will make an investment in our company highly speculative and risky.

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(11) We Have No Regular Paid Employees.

All of our employees currently work on an unpaid basis except for one (1) commissioned employee.  Having no regular paid employees makes an investment in our Company a high risk as employees who are not regularly paid may not work as many hours, may perform at a level below that which is expected , and may not work as hard for our clients due to the fact that they receive no regular pay.

(12) Our Management Has No Experience in Operating a Fully Operation Company.

Only one member of our management team has operated a fully operational business.  This lack of experience by our full management team makes an investment in our Company a high risk as we believe an experienced management team is a key component of a profitable company.

(13) We Do Not Have Written Agreement With Our Clients.

We do not require our clients to execute written agreements for our services.  As a result of the lack of written agreements we may not be able to collect our fees in the event we perform our services and a client does not pay, or if the client provides us with payment that has been declined by the bank.  This lack of written agreement reduces a client’s reliance on our services and this may cause us to lose clients therefore placing a higher risk on any investment made in our company.

Risks Associated with this Offering

(14) There Is No Public Market For Our Shares, And There Is No Assurance That One Will Develop Due To The Limited Demand For Stocks In The Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this registration, there has been no established trading market for our securities, and we do not know that a regular trading market for our securities will develop after completion of this offering. Our shareholders are offering shares for sale in a company that has a very limited offering of consulting services. Due to our limited services, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to seek to obtain the services of a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for quotation on the “OTCBB” (“Over-the-Counter Bulletin Board”). We do not know if such quotation will be obtained or if an established market for our common stock will be developed.

(15) Because It May Be Difficult To Effect A Change In Control Of Cheetah Consulting, Inc. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better And A Potential Suitor Who May Be Willing To Pay A Premium To Acquire Us May Not Attempt To Do So.

Diane J. Harrison, President and Director, currently holds approximately 76% of our outstanding voting stock.  Ms. Harrison is registering only 300,000 shares of her stock in this offering and will retain her status as controlling security holder.  Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Ms. Harrison has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(16) The Sale Of Shares Of Common Stock By Our Selling Security Holders May Have A Significant Adverse Effect On The Market Price Of Our Common Stock Should A Market Develop.

We are registering with the U.S. Securities Exchange Commission 1,350,000 shares of common stock owned by the selling security holders.  This constitutes 29.67% of our shares issued and outstanding. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital in the future, after the close of this offering, through the sale of our stock in private transactions may be harmed by competing re-sales of our common stock sold by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders have sold their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a

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stable market for our stock.  As the selling security holders sell their registered stock, which represents 29.67% of our shares issued and outstanding, the price of our common stock could fall.

(17) Our Lack Of Business Diversification Could Result In The Devaluation Of Our Stock If Our Revenues From Our Primary Services Decrease.

We expect our business to consist of providing consulting services to companies where the owners are seeking to develop an exit strategy from their business at some time in the future. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in this market. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

(18) There Has Been No Independent Valuation Of The Stock, Which Means That The Stock May Be Worth Less Than The Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(19) Investors May Never Receive Cash Distributions Which Could Result In An Investor Receiving Little Or No Return On His Or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.  It is our intention that any earnings in the foreseeable future will be retained for development and expansion of our business and not paying any cash dividends.

(20) Without A Public Market There Is No Liquidity For Our Share, And Our Shareholders May Never Be Able To Sell Their Shares, Which May Result In A Total Loss Of Their Investment.

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the Over-the-Counter-Bulletin-Board (“OTCBB”).

From the date of this prospectus, we estimate that it will take us between nine to twelve months to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.  We have not contacted any market maker to discuss the filing of a listing application on our behalf.

(21) Even If A Market Develops For Our Shares, Our Shares May Be Thinly Traded With Wide Share Price Fluctuations, Low Share Prices, And Minimal Liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations.  In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

(22) We Anticipate The Need To Sell Additional Authorized Shares In The Future.  This Will Result In A Dilution To Our Then-Existing Shareholders And A Corresponding Reduction In Their Percentage Ownership In Cheetah Consulting.

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We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in us is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the then-existing shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

(23) Since Our Securities Are Subject To Penny Stock Rules, You May Have Difficulty Reselling Your Shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers who sell Cheetah Consulting Inc.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

(24) Our President Controls 76% of Our Stock and Controls All Matters Requiring Stockholder Approval.

Our President, Diane J. Harrison controls 76% of our stock.  Ms. Harrison has the ability to control the outcome of all matters requiring stockholder approval and the interest of Ms. Harrison may differ from those of the other stockholders and any actions taken by Ms. Harrison may not be in the best interest of other shareholders.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Cheetah Consulting, Inc. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

•

an abrupt economic change resulting in an unexpected downturn in demand;

•

governmental restrictions or excessive taxes on our products;

•

over-abundance of companies supplying commercial printing products and high-volume printing services;

•

economic resources to support the retail promotion of new products and services;

•

expansion plans, access to potential clients, and advances in technology; and

•

a lack of working capital that could hinder the promotion and distribution of products and services to a broader based business and retail population.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 1,350,000 of our outstanding shares of common stock will be eligible for sale under the Securities Act.  We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.  We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

•

Our lack of two (2) full year’s operating history,

•

Our current share book value and previous sale prices, and

•

Our management expertise.

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DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,350,000 of the 4,550,000 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, are considered “underwriters” under the Securities Act of 1933, as amended, and as such must sell their shares at the fixed price of $0.10 per share for the duration of this offering. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus[1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete[2]	Percent owned after offering is complete[3]	Position, office or other material relationship to the Company within last three years
Diane J. Harrison	3,500,000	76.92%	300,000	70.33%	76.92%	President, Director
Joseph Scutero	30,000	0.66%	30,000	0.00%	0.66%	Treasurer, Director
Lynnette J. Harrison	30,000	0.66%	30,000	0.00%	0.66%	Sister of President
Wilma J. Harrison	30,000	0.66%	30,000	0.00%	0.66%	Mother of President
William B. Harrison	30,000	0.66%	30,000	0.00%	0.66%	Father of President
Belvey Harrison	30,000	0.66%	30,000	0.00%	0.66%	Sister-in-law of President
William B. Harrison, II	30,000	0.66%	30,000	0.00%	0.66%	Brother of President
William B. Harrison, III	30,000	0.66%	30,000	0.00%	0.66%	Nephew of President
Chad W. Sparks	30,000	0.66%	30,000	0.00%	0.66%	Nephew of President

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Brandi J. Peachy	30,000	0.66%	30,000	0.00%	0.66%	Niece of President
Nick R. Holladay	30,000	0.66%	30,000	0.00%	0.66%
Sherry J. Long	30,000	0.66%	30,000	0.00%	0.66%
John J. Piazza	30,000	0.66%	30,000	0.00%	0.66%
Scott Bills	30,000	0.66%	30,000	0.00%	0.66%
Meshel Coleman	30,000	0.66%	30,000	0.00%	0.66%	Cousin of President
Joseph Coleman	30,000	0.66%	30,000	0.00%	0.66%	Cousin of President
Jasmine Coleman	30,000	0.66%	30,000	0.00%	0.66%	Cousin of President
Eileen Love	30,000	0.66%	30,000	0.00%	0.66%	Aunt of President
Kandace Coleman	30,000	0.66%	30,000	0.00%	0.66%	Cousin of President
Jerry Neel, Jr.	30,000	0.66%	30,000	0.00%	0.66%
Moshe Turgeman	30,000	0.66%	30,000	0.00%	0.66%	Brother-in-Law of Treasurer
Albert Moretti	30,000	0.66%	30,000	0.00%	0.66%
Martin Mink	30,000	0.66%	30,000	0.00%	0.66%
Evan Scutero	30,000	0.66%	30,000	0.00%	0.66%	Brother of Treasurer
Karen Wolfson	30,000	0.66%	30,000	0.00%	0.66%
Alan Drien	30,000	0.66%	30,000	0.00%	0.66%
Matthew Miller	30,000	0.66%	30,000	0.00%	0.66%
Larry Chapman	30,000	0.66%	30,000	0.00%	0.66%
Ashley Coleman	30,000	0.66%	30,000	0.00%	0.66%	Cousin of President
Mark J. Kepes	30,000	0.66%	30,000	0.00%	0.66%
Deborah A. Kepes	30,000	0.66%	30,000	0.00%	0.66%
Rolland L. Owens	30,000	0.66%	30,000	0.00%	0.66%
Corey Owens	30,000	0.66%	30,000	0.00%	0.66%
Brent Owens	30,000	0.66%	30,000	0.00%	0.66%
Stephanie Owens	30,000	0.66%	30,000	0.00%	0.66%
Betty Owens	30,000	0.66%	30,000	0.00%	0.66%
Totals:		100.0%	1,350,000	70.33%	100.0%

1 On February 28, 2007 the par value of the stock was changed from $0.01 to $0.001.  In addition, on March 31, 2007, the Board of Directors approved of a forward stock split of 1: 10 resulting in another forward increase in the shareholders’ shares.

[2] The percentage held in the event the Selling Security Holders sell all of their 1,350,000 shares offered in the Offering.

[3] The percentage held in the event the Selling Security Holders sell none of their 1,350,000 shares offered in the offering.

All of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at the fixed price of $.10 per share for the duration of this offering. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has been declared an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the offering they will own no shares in the company upon completion of the offering.

Each selling shareholder acquired their shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the President, Diane J. Harrison, Esq. Each individual had specific knowledge of the Company’s operation that was given to them personally by the President.  Each individual is considered educated and informed concerning small investments, such as the $3.00 investment in our company.

Link to Cheetah Consulting, Inc. S-1 Table of Contents

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

On such public markets as the common stock may from time to time be trading,

•

In privately negotiated transactions,

•

Through the writing of options on the common stock,

•

In short sales, or

•

In any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share for nine months after our registration statement is declared effective.  In the event the shares of our common stock are traded on the OTCBB or other such exchange prior to the nine-month period, the shares will continue to be sold at the fixed price of $0.10 per share ..  Although we intend to apply to have our common stock traded on the OTCBB, a public market for our common stock may never materialize.

Our offering price was based on the last purchase of stock by Ms. Harrison, our President.  She invested a total of $2,500.00 of which $250.00 was the par value purchase price of 25,000 shares of our stock and $2,250.00 was treated as additional paid-in-capital at that time.  When added together this equates to a purchase price of $0.10 per share.  It is this figure that was then used for determining our offering price.   (In our financial statements, we show the $2,500 as the full purchase price of 2,500,000 shares reflecting a change in par value from $0.01 to $0.001 and the 1:10 forward stock split.) To provide further verification that our offering price was fair and reasonable we looked at our earnings per share of $0.02 and using a market multiple of only five (5) we arrive at a price of $0.10 per share.  Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer, participating in such transactions as agent, may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.  The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

As of March 31, 2008, we have expended approximately $14,725 of the estimated $15,100 cost of this offering. Of the offering costs expended so far we have spent monies for accounting fees, PCAOB audit fees, stock transfer agent fees and our filing fee with the S.E.C.  We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders are deemed underwriters as defined in the 1933 Securities Act, as amended , and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling security holders sell their common stock, they must comply with applicable law and may, among other things, be required:

•

Not to engage in any stabilization activities in connection with our common stock;

•

Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of

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Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Diane J. Harrison	49	President/CEO/CFO/Chairman of the Board of Directors[1]
Lynnette J. Harrison	54	Secretary/Director[2]
Joseph Scutero	60	Treasurer/Director[3]

1 Ms. Harrison is the Secretary of Coastline Corporate Services, Inc. [CCSV], an OTCBB company.  She was the Secretary of Avalon Development Enterprises, Inc. n/k/a GuangZhou Global Telecom, Inc. an OTCBB company.  She was secretary from October 31, 2006 until her resignation on January 8, 2007.  She  was the Secretary of Irish Mag, Inc. n/k/a China Public Security Technology, Inc. an OTCBB company.  She was secretary from August 9, 2006 until her resignation on October 6, 2006.  Ms. Harrison was President and Secretary/Treasurer of M.C.F.T.Y National, a reporting but non-trading company in 2000-2003 and 2004-2005 respectively.

[2] This is the first Directorship of a reporting company held by Ms. Lynnette Harrison.  Ms. Lynnette Harrison is the sister of our President Diane J. Harrison.

[3] This is the first Directorship of a reporting company held by Mr. Scutero.

Background of Executive Officers and Directors

- Diane J. Harrison has served as our President/Chairman of the Board of Directors since January 2, 2007. Ms. Harrison is a securities lawyer in private practice and is currently licensed to practice law in Florida and Nevada.  She graduated from Stetson University College of Law in May 2000.  Ms. Harrison is also secretary of Coastline Corporate Services, Inc. [CCSV], an OTCBB company.  From October 31, 2006 until her resignation on January 8, 2007, Ms. Harrison was the Secretary of Avalon Development Enterprises, Inc. now known as GuangZhou Global Telecom, Inc. [GZGT], an OTCBB company.  From August 9, 2006 to October 3, 2006, Ms. Harrison was the Secretary of a fully reporting and OTCBB trading company, Irish Mag, Inc., now known as China Public Security Technology, Inc. [CPBY].  During the periods May 2000 through July 2003 and February 2004 through January 2005, Ms. Harrison was President and Secretary/Treasurer, respectively, of MCFTY National, a fully reporting but non-trading company.  Prior to her legal career, Ms. Harrison worked for the United States Department of Energy (“USDOE”) and held the highest security clearance available.  She was a systems engineer and the waste package and repository design branch chief for the high-level radioactive waste repository at Yucca Mountain, north of Las Vegas, Nevada.  She spent seven (7) years working for the USDOE.

- Lynnette J. Harrison has served as our Secretary and as a Director since January 2, 2007. Ms. Harrison graduated from West Virginia Northern Community College as a programmer/analyst.  Upon graduation, she began her career at Weirton Steel Corporation as a programmer analyst working on development of and enhancements to their Inventory System (a mainframe COBOL/DB2 based application) that traced steel orders.   In 1998, After four (4) years at Weirton Steel, she accepted a position at Highmark Blue Cross Blue Shield as an Application Developer. An application developer’s responsibilities include providing technical expertise and support in design and development of business applications; collecting and analyzing business and system requirements for projects and ensuring successful implementation and support of project efforts; and identifying integration issues and developing alternative solutions.   Ms. Harrison currently works in Highmark’s Medicare Advantage and Reimbursement Group where she provides

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development of and enhancements to (1) mainframe COBOL/DB2 based software that produces payments to eligible providers and (2) Web/JAVA application software that provides up-dating and reporting to eligible providers.

- Joseph Scutero has served as our Treasurer and as a Director since January 2, 2007. Mr. Scutero worked for the Boyd Gaming Group from 1978 until his retirement on October 31, 2006. During his career with Boyd Gaming, he held numerous positions including dealer, brush (a person responsible for maintaining game integrity and dealer movement), floorman (the second in command to the shift supervisor in the poker room), and shift supervisor of the Stardust Poker Room. During his tenure at Boyd, Mr. Scutero developed interpersonal skills dealing with the public.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2007, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 3.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1,2]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Diane J. Harrison 6860 Gulfport Blvd. South No. 162 South Pasadena, FL 33707	3,500,000	3,500,000	76.92%	76.92%
Common Stock	Lynnette J. Harrison 237 Miami Avenue Weirton, WV 26062	30,000	30,000	0.66%	0.66%
Common Stock	Joseph Scutero 4240 Flaming Ridge Trail Las Vegas, NV 89147	30,000	30,000	0.66%	0.66%
Common Stock	All Executive Officers and Directors as a Group (1)	3,560,000	3,560,000	78.24%	78.24%

[1] The percentages assume the selling security holders sell none of the 1,350,000 shares being registered.

[2] All of the figures presented in Table 3.0 above have given retroactive effect to the 1: 10 forward stock split that occurred on March 31, 2007.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value per share, of which 4,550,000 shares are issued and outstanding.

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Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock in the years 2004, 2005 and 2006 respectively. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,350,000 outstanding common shares registered for sale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

We currently have one (1) shareholder holding 3,500,000 shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 100 2nd Avenue South, Suite 300N, St. Petersburg, Florida, 33701, to act as transfer agent and registrar.

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall N. Drake, C.P.A., independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Drake's report is given based on their authority as an expert in accounting and auditing.  Randall N. Drake, C.P.A. has provided audited financials for Cheetah Consulting, Inc. for December 31, 2007 and December 31, 2006.

Link to Cheetah Consulting, Inc. S-1 Table of Contents

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement; she has a direct interest in the Company.  Ms. Harrison is the President and a Director of Cheetah Consulting, Inc. and she is providing the legal opinion on the validity of our common stock.  Accordingly, there may be a conflict of interest.  Her commitment to clients of her law firm may create a conflict of interest with our company operating independently.  Such conflict of interest would likely cause investors to lose all or part of their investment in the event decisions made on behalf of her clients from her law practice were to be placed ahead of the interests of our Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Articles of Incorporation, Article X does include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, also permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Cheetah Consulting, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated under the laws of the State of Florida on May 11, 2004 under the name Cheetah Consulting, Inc.  On February 28, 2007 the company filed Amended and Restated Articles of Incorporation.  Due to a typographical error in the Amended and Restated Articles filed on February 28, 2007 the Company filed new Amended and Restated Articles on July 26, 2007 to correct the typographical error. The Company does not have any subsidiaries or related companies.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business model within the next twelve months.  In the event we need to raise additional capital, we will seek funds from private sources.  Management believes that it does have a fiduciary responsibility to its shareholders and under specific circumstances, those that will create additional shareholder value, will consider a merger, acquisition, roll-up or other business combination to increase shareholder value.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business.  Michael J. Daniels, the husband of our President Diane J. Harrison, is a commissioned employee of the Company.  Mr. Daniels does not hold any shares of stock in the Company and does not have the ability to exert any control over the shares held by our President; she has sole and dispositive rights over all her shares.  However, as Ms. Harrison and Mr. Daniels are husband and wife, in the event of the death of Ms. Harrison, Mr. Daniels would inherit dispositive control over Ms. Harrison’s shares.

DESCRIPTION OF BUSINESS

Business Development

Cheetah Consulting, Inc. (“CCI”) was incorporated on May 11, 2004 under the laws of the State of Florida. Diane J. Harrison, Esq. is majority owner and president of the company. With over twenty-five (25) years of experience, she has provided management expertise in private industry as well as in the federal government.  CCI currently provides services to a number of small businesses.  The Company is working to assist owners of their businesses in the valuation of their company to determine an appropriate strategy for the owner to successfully exit the business.

Link to Cheetah Consulting, Inc. S-1 Table of Contents

Since inception, Cheetah Consulting, Inc. has engaged in developing its business model as well as developing a network of accountants, C.P.A.s, and attorneys for referrals for business.  In August of 2006 the company began providing consulting services to companies requiring guidance and assistance in successfully developing the valuation of their company as well as a strategy for the owner to utilize in exiting the business.

On January 2, 2007, CCI initiated a plan of recapitalization. The company determined that it needed to increase the number of authorized shares to 200,000,000.  A change was made in the par value from $.01 to $.001.  On February 28, 2007 Amended and Restated Articles of Incorporation were filed with the Florida Department of State.  Due to a typographical error in the Amended and Restated Articles filed on February 28, 2007 the Company filed new Amended and Restated Articles on July 26, 2007 to correct the typographical error. At that time the business plan was modified to include the intention to acquire existing consulting companies.  We brought in additional shareholders to the company on March 31, 2007.  The shareholder base was increased due to family and friends being interested in the unique concept developed by CCI.

Ms. Harrison developed the business model for Cheetah Consulting, Inc. capitalizing on her expertise and experience from her fourteen (14) years of employment as an engineer/manager and another ten (10) years in business ownership. Upon her graduation from Stetson University College of Law in May of 2000, Ms. Harrison worked for a large law firm for approximately one (1) year and then moved to Las Vegas, Nevada, to pursue more business, corporate, and securities law clients.  She negotiated her first business purchase in 2001 and began to develop the business model upon which CCI is founded. The business model is geared to small to medium size companies whose owner or owners have a desire to exit their present business.  We assist the owner(s) in determining the present value of their business and then develop different exit-strategies for the owner(s).

While the primary strategy typically involves a sale of the company, the valuation of the business is critical to all strategies.  An owner(s) might exit through a merger, acquisition or other business combination.  Determining the best path is always done by the owner(s).  It is up to CCI to properly determine the value of the company so the owner(s) can make an educated and informed decision that maximizes their position.

We currently have no regular paid employees. There is currently one commissioned employee that is paid on a project by project basis.  This employee is Mr. Michael Daniels, the husband of our President.  Mr. Daniels has two bachelor’s degrees: one in management and one in political science with an emphasis in legal studies.  He has over 25 years of experience in business as a business owner, manager and independent consultant.  For the year ended December 31, 2006, this employee received a total of $61,932 in compensation.  Ms. Harrison and our Treasurer/Director, Joseph Scutero, provide the necessary labor along with our commissioned employee to perform the services required with our clients. Our business model does not include additional employees at this time. Ms. Harrison’s and Mr. Scutero’s experience and knowledge will be relied on until experienced employees are needed and recruited.  Our President, Diane J. Harrison, brings more than ten (10) years of business experience and expertise to the company. Her prior business experience as well as her formal education we believe will improve operations, reduce costs, and maximize shareholder value.  Ms. Harrison in conjunction with Mr. Scutero will be responsible for all financial projections. The business model will eventually be amended to include additional employees recruited using industry networking and associations. Additionally, it is anticipated that key employees of companies targeted for acquisition will be retained or recruited.

Our Business

(1) Principal Products or Services and Their Markets

Our primary focus is the valuation of small to medium sized businesses where the owner(s) is seeking to exit the business. The companies we seek are those that can be valued and for which an exit strategy can be developed. Targeted companies will include those with owner(s) who have built the company over time and those with the necessary financial data to analyze. The owner(s) must be taught to develop an outsider point of view of the business and a willingness to act on opportunities to create incremental value. A restructuring framework model is used to assist in the valuation of the business.  The present value of the company is considered in terms of a maximum restructured value.  This may necessitate the disposal/acquisition of assets or business opportunities.  By using a discounted cash flow or DCF approach, an economic model, we believe a more sophisticated and reliable picture of a company’s value can be developed.  In the DCF approach, the value of a business is the future-expected-cash-flow discounted at a rate that reflects the riskiness of the business.  We use mathematical formulas to determine the discounted cash flow.  We can separate a company’s expected cash flow into two time periods and the company’s value can be defined as:  value = present value of cash flow during explicit forecast period + present value of cash flow after explicit forecast period (or the continuing value).  There are three DCF techniques that we can use:  the long explicit forecast; the growing free cash flow perpetuity formula; and the value driver formula.  Since each formula is mathematical in nature we are able to plug in the necessary date into a computer spreadsheet with the appropriate formula to get our analysis.  Our Secretary, Ms. Lynnette Harrison, a computer programmer, has the experience and skills to update any programs we need.  By utilizing computer programs for our formulas, any of our employees can run the analysis which

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is then reviewed by either our President Diane J. Harrison, our Treasurer Joseph Scutero or Michael Daniels.  The results to be presented to the client are then finally reviewed and approved by our President.

The fees charged to a client range from $5,000 to $15,000 per project, depending on the size of the client company.  A client pays the fee up front for us to provide a valuation of his or her business using our DCF model.  The client supplies financial statements provided by their accountants for us to pull the figures we use in our formulas.  We then meet with the client to discuss the results and the different approaches they may utilize in the future as an exit strategy.

We do not execute any formal agreement in writing with a client.  As a company we believe that personal service and reputation are important and to date this arrangement has worked well for both our clients and our Company.

(2) Distribution Methods of the Services

The primary delivery of our services will be through our location in St. Petersburg, Florida. Our President Diane J. Harrison, will have the primary responsibility of locating appropriate client companies. It is her vast knowledge and resources in this area that we believe will increase the company’s chances at success.  The network of attorneys, accountants, and brokers that Ms. Harrison has developed is our primary marketing tool.  These attorneys, accountants, and brokers with whom she associates refer their clients, those who have inquired about exit strategies, to Cheetah Consulting, Inc.  The first contact is usually initiated by the potential client.  With a network consisting of over twenty-five (25) attorneys, accountants, and brokers, we receive referrals via telephone or e-mail on a monthly basis.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. Instead, we have chosen to refine and enhance the services that fall within our capability.

(4) Our Competition

To compete effectively in the consulting industry, a company must understand and then respond to the needs of the clients. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. They may also be in a position to accept lower fees than we would for the same client. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

While our business model has not been proven successful over time, we are building upon our company’s limited successes. In our President’s legal practice, we believe she has had the opportunity, however limited, to analyze potential clients and their potential for profit.  We believe we will be able to capitalize on this limited experience for the benefit of the Company.  Over her years of business experience and legal practice, Ms. Harrison has had to assist clients in the analysis of business acquisitions, mergers, and sales.  It is her attention to detail in these transactions to maximize a client’s return on investment that we believe will serve our needs well.  In our President’s many years working in private industry, both as a manager and as an employee, we believe she has obtained the requisite knowledge to evaluate businesses and assess their growth potential.  She has built a network of professional contacts that we believe can lead to success.

(5) Sources and Availability of Raw Materials

At this time we do not see a critical dependence on any supplier(s) that could adversely affect our operations.

(6) Dependence on Limited Customers

We do not have to rely on any one or a limited number of customers for our business. While our target market is limited to small to medium sized companies, the majority of our new clients come to us as referrals from existing clients or from our network of attorneys, accountants, and brokers.  The company has steadily increased its revenues due to an expanding client base.  We believe that our client base will continue to expand and will do so more rapidly once we are able to hire and train a full-time marketing person.  Not every referral becomes a client.  If a company referred to us is unable to produce accurate records and financials from which we could conduct a proper analysis, we advise them that we are unable to take them on as a client.

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To date, no one client has represented more than 10% of our revenue.  We may be working on projects for 3-5 clients at any given time.  We have had in excess of 15 clients since we began our consulting services in August of 2006.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

(a)

these agreements will not be breached;

(b)

we would have adequate remedies for any breach; or

(c)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval. Local government rules may dictate the need for a business license.

(9) Government Regulation

As a company specializing in consulting services we are subject to a limited variety of local, state, and federal regulations.   As a Florida corporation we must file an annual report with the Department of State in Florida.  There are no federal or state regulations that require a special business license for our services.

While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our services and activities are subject to local business licensing requirements.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

(10) Research and Development During Last Two Fiscal Years

During the last two fiscal years minimal money was spent on research and development. We conducted some Internet research.  Specifically, we searched for other consulting firm websites to evaluate and compare services and fees.  The Company has opened discussions with a company to determine the cost of constructing a website appropriate to our business.  When and if the company has the financial resources it will reserve an appropriate domain name and begin construction of its website.  We have also conducted business travel that provided the opportunity to investigate the feasibility of initiating our business model.

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(11) Cost and Effects of Compliance with Environmental Laws

As a consulting company, we are not subject to any federal, state or local environmental laws.

(12) Our Employees

As of December 31, 2007, we have no regular paid employees.  We have one commissioned employee that was paid $61,932.00 for the year ended December 31, 2006.  This is Michael Daniels the husband of our President Diane J. Harrison.  Mr. Daniels has over twenty-five (25) years experience in business as a business owner, manager and independent consultant.  His commission is based on the fee received by a client and the hours he spends on the project.  We have not developed an exact formula yet.  A decision is made by our officers and directors to approve his pay upon completion of a project.  When we have the revenue and cash flow, Mr. Daniels will be put on a salary and bonus program.  We currently have no key employees, other than Ms. Harrison, our President/Director, and Mr. Scutero, our Treasurer, who are not receiving pay or other stock benefits for their performance. There are no key consulting contracts with any individuals or companies at this time.

We do not believe that there is a critical need for a specific type of candidate we would use in our business.

Our President Diane J. Harrison is also the owner of Harrison Law, P.A., a small law practice.  Accordingly, she must devote time to her law practice as well as to our Company.  To this end, she does rely on her commissioned employee, husband Michael Daniels, to devote in excess of 40 hours per week to our business.  At the present time, Ms. Harrison devotes approximately 20 hours per week to the Company.  As the business increases, she will dedicate more of her time to our operations.  In addition to her law practice and Cheetah Consulting, Inc., Ms. Harrison is the Secretary of Coastline Corporate Services, Inc., a Florida corporation, fully reporting with the SEC, and the Secretary of Seafarer Exploration, Inc., a Florida corporation.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are an operating company that is seeking to expand its operations. We have an operating history and have generated revenues from our activities that have produced both net incomes and losses in the periods in which it has been fully operational. We have yet to undertake any expansion activity. As our company is considered to be in the early stages of business and there is no reasonable likelihood that increased revenues can be derived from our expansion in the foreseeable future, we consider that our operations will require us to retain additional management personnel that can lead the company in its expansion.

Our Board of Directors believes that we can expand as an on-going business during the next twelve months since we are generating profits from our operations that can pay for our expansion of operations.  We may raise cash from sources other than our operations. Our only other source for cash at this time is investment by others in the Company. We have not solicited investment from any investment banks, private equity firms or venture capital firms at this time.

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Our future financial success will be dependent on the success of our expansion. Such expansion may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any expansion is largely dependent on factors beyond our control such as the market for our consulting services.

Results of Operations

General

The following table shows our revenues, expenditures and net income for the periods ended March 31, 2008  and 2007 (unaudited) and for the years ended 2007 and 2006 (audited).

Table 4.0 Revenues, Expenditures and Net Income

Period Ended:	Revenue	Expenses	Provision For Income Taxes	Other Income	Net Income (Loss)
March 31, 2008	$ 0	$ 10,091	$ 0	$ 0	($10,091)
March 31, 2007	$ 50,724	$ 32,112	$0	$ 5	$18,617
December 31, 2007	$ 142,224	$ 105,726	$ 0	$ 5	$ 36,503
December 31, 2006	$ 79,315	$ 78,614	$ 0	($ 2,635)	($ 1,934)

Results of Operations for the Period Ended March 31, 2008

For the three months ended March 31, 2008 we did not have any revenue.  We did incur $10,091 in expenses for a loss of $10,091 during the period.  Compared to the same quarter in 2007 our revenues decreased $50,724 while our expenses decreased $22,021.  The Company expected to generate no revenues during this period as the focus of the staff was on business development.  We concentrated on attending various conferences for accountants, attorneys and business groups while executing a telephone campaign to accountants and business brokers to present the services offered by Cheetah.

Our cash and cash equivalents of $16,532 represent a decrease of approximately 13% from the same period in 2007.  We believe that we have sufficient cash for operations to continue through our next quarter.

Our efforts have been successful as we received commitments from two (2) new potential clients on March 31, 2008 to utilize our services.

Results of Operations for the Year Ended December 31, 2007

For the year ended December 31, 2007 our revenues of $142,224 were a significant increase over the same period in 2006.  we show an increase in revenue of $62,909 or 79% over the prior year.  We attribute this increase to our President devoting more time to the continued development of our business model thus increasing our client base.  Expenses during the year ended December 31, 2007 compared to the year ending December 31, 2006 reflect an increase of $27,112 or 35%.  Our total expenses for the year ended December 31, 2007 were approximately 75% of our revenue as compared to our expenses being approximately 99% of our revenue in the fiscal year 2006. The commissions paid in the amount of $68,524were made to related parties and were our largest expense which represents approximately 65% of our expenses.  Am-Asia Consulting, Inc. , a Florida corporation, received $37,500 and Mr. Daniels, the husband of Ms. Harrison, our President, received approximately $31,000.  (Mr. Daniels is the sole officer of Am-Asia Consulting, Inc.)  Our line item expenses in our accounting & audit fees; insurance; interest expense; meals and entertainment and travel all increased.  Management attributes these increases to the cost of our marketing efforts to increase our client base. We do expect our expenses to remain constant in the fiscal year 2008.  As we continue to gain business we will show additional commissions paid however management believes that they will remain constant as a part of our revenues. We anticipate that once our registration is complete and Ms. Harrison is able to concentrate more on business development, our revenues will increase along with our expenses and, although we will have the SEC reporting requirements, we believe our legal expenditures will decrease due to the fact that our President is also the company attorney providing most of our legal work.  Our President, Diane J. Harrison of Harrison Law, P.A., has verbally agreed to provide her legal services to our Company free of charge; as she is our President, we believe no written agreement is necessary.  Since we have paid the costs of this registration statement as they came due, our expenses should stabilize and remain constant until a compensation plan is developed for our officers and directors.  We expect that when this compensation plan is developed that our expenses will rise.  Our cash flow showed an increase in cash and cash equivalents of $2,330.  The Company believes that our cash and cash equivalents will remain stable and we will increase our cash and cash equivalents as we continue to develop more business.

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Results of Operations for the Year Ended December 31, 2006

During the year ended December 31, 2006, we had revenues of approximately $79,315.  While we had a net income of $701 from operations, we ended the year with a net loss of $1,934 due to a capital loss of $2,643.  This capital loss is due to our incorrect reporting for 2006.  In 2006, the Company, in lieu of cash, received common stock with a fair market value of $15,000 as consulting income. The $15,000 was part of Guaranteed Payments reported by a partnership K-1 (see Note G, Notes to Financial Statements, December 31, 2006). The Company subsequently sold the common stock for $12,357 resulting in an investment loss of $2,643. The Company, incorrectly, did not include the $15,000 fair value of the shares received in its consulting income and reported the entire net sales proceeds of $12,357 as investment income.

We had $4,005 total cash provided by operating activities. Our net cash used by investing activities for the year ended December 31, 2006 was $3,970.

The result of the above activities was a total increase in cash and cash equivalents of $2,635 for the year ended December 31, 2006. When this increase was subtracted from the company’s cash and cash equivalents of $0.00 at the beginning of the year, the result was a total increase of $2,635 of cash and equivalents as of the company’s December 31, 2006 year-end. We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current method of operation and the activities of our officers and directors. Thus, we expect to satisfy our current cash requirements indefinitely. However, we will need additional cash to implement any expansion strategy that we may develop in our business model of operations.

Liquidity & Capital Resources

Since May of 2004 the company has concentrated its efforts in providing consulting services to a niche market targeting small to medium sized businesses where management is seeking a method of divesting itself of the business.  Management believes it can capitalize on the number of business owners seeking to develop an appropriate exit strategy.

Our internal liquidity is provided by our operations. Our total current assets exceed our current liabilities by over $15,500.00.  Management believes that in the fiscal year 2008 the Company will continue to show a profit and operations should be sustainable in the long-term of at least twelve (12) months.  In the event the company needs additional funds, our President, Diane J. Harrison, will provide any necessary capital to the company in the form of non-interest bearing loans due and payable at least twelve (12) months in the future.  There is no agreement in writing regarding this loan and our Board of Directors does not believe a written commitment is necessary due to the present level of time and effort Ms. Harrison has in the venture.

While the capital resources of the company are stable from a cash perspective, the credit of the officers and directors for debt financing if necessary is extremely strong. The company has not established any lines of credit with any banks. Two members of our Board of Directors, Ms. Diane Harrison and Mr. Scutero, are accredited investors and have high credit ratings to support any required personal guarantee.  They have committed to the company that they would secure up to $150,000 in credit if necessary.  There is no agreement in writing regarding this extension of credit and our Board of Directors does not believe a written commitment is necessary due to the present level of time and effort Ms. Harrison and Mr. Scutero have in the venture.

In the event we are unable to generate sufficient funds to continue our business efforts or if the company is pursued by a larger company for a business combination we will analyze all strategies to continue the company and maintain or increase shareholder value.  under these circumstances we would consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination for the purposes of continuing the business and maintaining or increasing shareholder value.  Management believes its responsibility to maintain shareholder value is of paramount importance, which means the Company should consider the aforementioned alternatives in the event funding is not available on favorable terms to the Company when needed.

We have not entered into any discussions with any companies, financial institutions, investment banks, broker-dealers, promoters or other parties regarding the pursuit of any business combination that would result in a change in control.  We set forth above, the  circumstances under which this would occur, keeping in mind the fiduciary responsibility of management to maintain shareholder value.

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DESCRIPTION OF PROPERTY

Our principal business address is at 6860 Gulfport Blvd. South, #161, South Pasadena, Florida 33707, which is a mail drop at a UPS Store®.  Our physical operations are currently run out of the President’s home office at 6719 Bobby Jones Ct., Palmetto, Florida 34221; we have no ownership interest in the property.  We own our furniture, computer, ancillary equipment, and office supplies.  The Company has purchased an automobile that is used by Ms. Harrison for business purposes.  The automobile was purchased by Ms. Harrison and she signed a full release of interest and assignment of the vehicle to the Company.  Cheetah Consulting, Inc. has assumed the loan with Chase Auto Finance on the terms that were originally executed by Ms. Harrison.  The loan is for five (5) years with 60 monthly payments of $1,026.72 monthly.  The auto insurance is provided through the personal insurance of Ms. Harrison; the Company reimburses her for the premium payment of $1,578.82 paid semi-annually.  In order to reduce our expenses we changed auto insurance carries and reduced the premium on our auto policy.  For the fiscal year ended December 31, 2007 we paid Ms. Harrison a total of $1,169.00 for insurance reimbursement.  Beginning in April 2008 we will make semi-annual payments of $1,578.82 for our auto insurance.

One of our clients is a marine salvage company that has requested we be involved in some of their recovery operations.  As a result of this special request, we purchased special scuba diving equipment to accommodate this request.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors other than the following.  The President of our company, Diane J. Harrison, is also the President of Harrison Law, P.A., the firm providing the opinion as to the validity of the shares in our Company.  Ms. Harrison is a licensed attorney in good standing in Florida and Nevada.  Anyone considering purchasing shares in our Company must be aware that there may be a conflict of interest for Ms. Harrison as the President of both companies.  The husband of Ms. Harrison is a commissioned employee of Cheetah Consulting, Inc.  Anyone considering purchasing shares in our company must be aware that there may be a conflict of interest for Ms. Harrison as the President of Cheetah Consulting, Inc. and her husband being a commissioned employee for the company.  Our Secretary, Lynnette Harrison is the sister of our President Diane J. Harrison.

Our business is run from an office in the home of our President Diane J. Harrison.  This office is supplied at no charge and Ms. Harrison does not take a tax deduction for this dedicated office space.

The Company has purchased an automobile that is used by Ms. Harrison for business purposes.  The automobile was purchased by Ms. Harrison and she signed a full release of interest and assignment of the vehicle to the Company.  Cheetah Consulting, Inc. has assumed the loan with Chase Auto Finance on the terms that were originally executed by Ms. Harrison.  The loan is for five (5) years with 60 monthly payments of $1,026.72 monthly.  The auto insurance is provided through the personal insurance of Ms. Harrison; the Company reimburses her for the premium payment of $1,708.90 to be paid on a semi-annual basis beginning in April of 2008.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $500,000 in revenue we rely on our President Diane J. Harrison, for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Ms. Harrison as both our company President and our audit committee financial expert is not detrimental to the Company. Ms. Harrison has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Ms. Harrison has gained this expertise through her formal education and experience with public reporting companies. She has specific experience coordinating the financials of the company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. Once we are fully reporting with the SEC, We intend to apply to have our common stock included for quotation on the FINRA OTC Bulletin Board.  However, until such application is accepted and trading of our stock on the OTCBB begins shareholders who wish to sell their shares will have to sell their shares in privately negotiated transactions at the fixed price of $.10 per share for the duration of this offering.  There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the FINRA OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other consulting services or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are 3,500,000 shares of common stock that could be sold by a selling shareholder according to Rule 144; we have agreed to register 300,000 of those shares.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have thirty-six (36) stockholders of record of our common stock as of December 31, 2007.  The CUSIP number for our common stock is 16307Q 108.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2006 and 2007 YTD, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2006 and 2007 YTD, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Table 5.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Diane J. Harrison[1] , President and CEO, CFO, Director	2007	-0-	-0-	-0-	-0-	-0-	-0-	1,169	1,169
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lynnette J. Harrison[2], Secretary and Director	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Joseph Scutero[3], Treasurer and Director	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1]There is no employment contract with Ms. Diane Harrison at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[2]There is no employment contract with Ms. Lynnette Harrison at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[3]There is no employment contract with Mr. Scutero at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Table 6.0 Outstanding equity awards for 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Diane J. Harrison, Esq., President	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lynnette J. Harrison, Secretary	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Joseph Scutero, Treasurer	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 7.0 Director Compensation for 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Diane J. Harrison, Esq., President	-0-	-0-	-0-	-0-	-0-	1,169	1,169
Lynnette J. Harrison, Secretary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Joseph Scutero, Treasurer	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Diane J. Harrison, Joseph Scutero, and Lynnette J. Harrison.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that our Chairman/President, Diane J. Harrison, has developed disclosure controls and procedures that are in keeping with the intent of the regulations.  Ms. Harrison and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive officer and principal financial officer, as appropriate, regarding timely disclosure.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President, Diane J. Harrison, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors has found no weakness in the controls that have been established and believes that the semi-annual monitoring by the full Board of Directors will keep those who invest in our Company fully informed of the true financial status of the Company at

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all times. Should there be a change in our internal control over financial reporting, this change or changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We adopted a Code of Ethics as of August 31, 2006 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-B.

EXPERTS

Certain of the financial statements of Cheetah Consulting, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by Randall N. Drake, C.P.A., independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 1, 2007, we engaged Randall N. Drake, C.P.A., P.A. ("Drake ") as our independent auditor. He is our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Cheetah Consulting, Inc. by Harrison Law, P.A., 6860 Gulfport Blvd. South, No. 162, South Pasadena, Florida, 33707.  Our President, Diane J. Harrison, is the principal in Harrison Law, P.A., a law firm specializing in filing registration statements for small businesses with revenues less than $25,000,000.  Her commitment to clients of her law firm may create a conflict of interest with our company operating independently.  Such conflict of interest would likely cause investors to lose all or part of their investment in the event decisions made on behalf of her clients from her law practice were to be placed ahead of the interests of our Company.

CONFLICT OF INTERESTS

The President of our Company Diane J. Harrison is also the owner of the law practice Harrison Law, P.A.  This firm specializes in federal securities work.  The firm has many clients both public and private.  There could be a conflict of interest that could arise if a client of CCI were also a client of Harrison Law, P.A. and it was necessary for Harrison Law, P.A. to put the interests of the client above those of CCI.  Currently there are no mutual clients of Harrison Law, P.A. and Cheetah Consulting, Inc.  In the event a client is referred by Harrison Law, P.A. to CCI there is no financial arrangement whereby Harrison Law, P.A. receives any of the fees earned by Cheetah Consulting, Inc.  The only fees paid to Harrison Law, P.A., if any, are for legitimate legal advice and work.

The husband of our President Diane J. Harrison, Esq., Michael J. Daniels, is a commissioned employee of Cheetah Consulting.  Mr. Daniels may receive preferential treatment as a result of his relationship to our President.  Any preferential treatment of Mr. Daniels could have an adverse impact on our net income and earnings per share.

Our President Diane J. Harrison, Esq. has provided her personal credit for the automobile used by our Company.  In the event Ms. Harrison had any personal credit problems we could lose the use of this transportation.

WHERE YOU CAN FIND FURTHER INFORMATION

Cheetah Consulting, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Cheetah Consulting, Inc. has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Cheetah Consulting, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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FINANCIAL STATEMENTS

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Cheetah Consulting, Inc.:

We have reviewed the accompanying balance sheets of Cheetah Consulting, Inc. as of March 31, 2008 and 2007 and the related statements of operations and cash flows for the three months periods then ended. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

May 8, 2008

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CHEETAH CONSULTING, INC.

Balance Sheet (Unaudited)

As of March 31, 2008 and 2007

	2008	2007
ASSETS
Current Assets:
Cash & Cash Equivalents	$16,532	$18,884
Total Current Assets	16,532	18,884
Fixed Assets:
Equipment & Automobile	65,539	3,574
Accumulated Depreciation	(10,048)	(175)
Total Fixed Assets	55,491	3,399
TOTAL ASSETS	72,023	22,283
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities:
Accrued Expenses	750	3,000
Note Payable-Current Portion-Note C	9,400	0
Total Current Liabilities	10,150	3,000

Non Current Liabilities:
Note Payable-Non Current Portion-Note C	34,691	0
Total Non Current Liabilities	34,691	0
Total Liabilities	44,841	3,000
Stockholders' Equity:
Common Stock, $.001 par value, 200,000,000 shares
authorized, 4,550,000 issued & outstanding for 2008
and 3,500,000 issued and outstanding for 2007-Note F	4,550	4,550
Stock Subscriptions Receivable	0	(105)
Paid in Capital	(1,845)	(1,845)
Retained Earnings	24,477	16,683
Total Stockholders' Equity	27,182	19,283
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$72,023	$22,283

See accompanying notes and accountant’s report

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CHEETAH CONSULTING, INC.

Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2008 and 2007

	2008	2007

Revenue:
Consulting Income	$0	$50,724
Total Revenue	0	50,724
Operating Expenses:
Accounting & Audit Fees	1,125	0
Automobile Expenses	327	595
Business Gifts	0	215
Commissions-Note D	0	26,340
Depreciation Expense	3,259	116
Interest Expense	770	0
Legal Fees	0	400
Meals and Entertainment	168	603
Office Expense	73	348
Postage & Shipping	0	52
Taxes & Licenses	300	469
Telephone/Internet	815	278
Travel	3,254	2,696
Total Operating Expenses	10,091	32,112

Net Income(Loss) from Operations	(10,091)	18,612

Other Income:
Interest Income	0	5
Total Other Income	0	5

Net Income(Loss)	($10,091)	$18,617

Earnings (loss) per common share:
Net income (loss) per share-Note E	$0.00	$0.01

Weighted Average Shares Basic and Diluted	4,550,000	3,500,000

See accompanying notes and accountant’s report

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CHEETAH CONSULTING, INC.

Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2008 and 2007

	2008	2007
OPERATING ACTIVITIES:
Net Income(Loss)	($10,091)	$18,617
Adjustments to reconcile Net Income (Loss)
to net cash provided by operations:
Depreciation Expense	3,259	116
Accounts Receivable Decrease	40,000
Accrued Expenses Decrease	(19,291)
Investment (Income)Loss	0	(5)
Stock Subscription Receivable	0	(105)
Payroll Taxes Payable	0	(245)

Net cash provided (used) by Operating Activities	13,877	18,378

INVESTING ACTIVITIES:
Investment Income(Loss)	0	5
Acquisition of Equipment	0	(2,239)
Net cash provided (used) by Investing Activities	0	(2,234)

FINANCING ACTIVITIES:
Capital Stock Subscribed	0	105
Note Payable-Principal Paid	(2,310)	0
Net cash provided (used) by Financing Activities	(2,310)	105

Net Increase in cash & cash equivalents	11,567	16,249

Cash & cash equivalents at beginning of period	4,965	2,635

Cash & cash equivalents at end of period	$16,532	$18,884

Supplemental Disclosure:
Interest Expense	$770

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

March 31, 2008 and 2007

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated May 11, 2004 in the State of Florida.  The Company is in the business of consulting.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost.  Depreciation is computed using straight-line    methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through consulting services. The Company provides these services and bills for them as the services are rendered.  The Company recognizes its revenue when its services are rendered.

Income Taxes

 For 2007, the Company was taxed under Subchapter S of the Internal Revenue Code. Therefore no provision for income taxes has been made. The company’s S-Corporation election was revoked effective January 1, 2008. For 2008 the Company will be taxed under Subchapter C of the Internal Revenue Code. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between certain assets and liabilities for financial and tax reporting. Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

Fair Values Of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Corporation to disclose estimated fair value for its financial instruments. Fair Value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable approximate fair value because of the short maturity of those instruments.

Recently Adopted or Issued Accounting Pronouncements

There are no recently issued accounting standards that will have an impact on the financial statements that have not been adopted.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

March 31, 2008 and 2007

(Continued)

NOTE C – NOTE PAYABLE

The Company has a note payable to Chase Auto Finance. The note is dated May 7, 2007 in the original amount of $51,291.35 and is payable in monthly installments of $1,026.72 over five (5)

Years with a fixed interest rate of 7.25%. The note is secured by a 2006 Mercedes C55 AMG.

Scheduled principal payments due and principal balances of the note over the next five years are as follows:

Periods ending March 31	Principal Due for the Year	Principal Balances
2008		$$44,091
2009	$ 9,400	$34,691
2010	$10,113	$24,578
2011	$10,880	$13,698
2012	$11,705	$ 1,993
2013	$ 1,993	$ 0

NOTE D – RELATED PARTY TRANSACTIONS

The Company pays commissions to the husband of a key shareholder pursuant to at-will employment. The employee may leave his position at any time and the Company may terminate his employment at any time.

NOTE E – EARNINGS (LOSS) PER COMMON SHARE

Earnings (Loss) per common share of $0.00 were calculated based on a net loss numerator of ($10,091) divided by a denominator of 4,550,000 weighted-average shares of common stock outstanding at March 31, 2008. Earnings (Loss) per common share of $0.01 were calculated based on a net Income numerator of $18,617 divided by a denominator of 3,500,000 weighted-average shares of common stock outstanding at March 31, 2007.  There are no share equivalents. See also Note F.

NOTE F – RECAPITALIZATION

On February 28, 2007 the Company’s Board filed amended and restated articles authorizing 200,000,000 shares and changing the par value of its stock to $0.001 per share resulting in 10 shares for each share previously owned. On March 31, 2007 the Company’s board issued an additional 105,000 shares of its stock at $0.001 per share for 35 executed stock subscription agreements it received. After these stock sales there were a total of 455,000 shares issued and outstanding. The company on March 31, 2007 further ratified and authorized a 1:10 forward stock split that resulted in 4,550,000 issued and outstanding shares as of that date.  All share amounts in these financial statements and notes reflect the retroactive effects of this 1:10 forward stock split.

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Cheetah Consulting, Inc:

We have audited the accompanying balance sheets of Cheetah Consulting, Inc. as of December 31, 2007 and 2006 and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cheetah Consulting, Inc. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As described in Note G the accompanying financial statements of Cheetah Consulting, Inc. as of December 31, 2006 and for the year then ended have been restated for the correction of an error.

Randall N. Drake, CPA, PA Randall N. Drake, CPA, PA

Clearwater, Florida

April 3, 2008

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CHEETAH CONSULTING, INC.

Balance Sheet

As of December 31, 2007 and 2006

	2007	2006
ASSETS
Current Assets:
Cash & Cash Equivalents	$4,965	$2,635
Accounts Receivable	40,000	0
Total Current Assets	44,965	2,635
Fixed Assets:
Equipment & Automobile	65,539	1,335
Accumulated Depreciation	(6,789)	(59)
Total Fixed Assets	58,750	1,276
TOTAL ASSETS	103,715	3,911
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities:
Other Current Liabilities
Accrued Expenses	20,040	3,000
Note Payable-Current Portion-Note C	9,226	0
Payroll Taxes Payable	0	245
Total Current Liabilities	29,266	3,245

Non Current Liabilities:
Note Payable-Non Current Portion-Note C	37,175	0
Total Non Current Liabilities	37,175	0
Total Liabilities	66,441	3,245
Stockholders' Equity:
Common Stock, $.001 par value, 200,000,000 shares
authorized, 4,550,000 issued & outstanding for 2007
and 3,500,000 issued and outstanding for 2006-Note F	4,550	3,50 0
Paid in Capital	(1,845)	(900)
Retained Earnings	34,569	(1,934)
Total Stockholders' Equity	37,274	666
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$103,715	$3,911

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Operations

For the Years Ended December 31, 2007 and 2006

	2007	2006
		Restated Note G
Revenue:
Consulting Income	142,224$	79,315$
Total Revenue	142,224	79,315
Operating Expenses:
Accounting & Audit Fees	4,225	3,000
Automobile Expenses	5,827	7,144
Business Gifts	215	0
Commissions-Note D	68,524	61,932
Computer & Internet	1,000	0
Depreciation Expense	6,730	59
Dues, Journals & Publications	280	264
Insurance Expense	2,160	0
Interest Expense	2,197	0
Legal Fees	400	2,901
Meals and Entertainment	3,623	659
Office Expense	883	309
Postage & Shipping	153	0
Scuba Lessons & Supplies	1,065
Taxes & Licenses	771	1,775
Telephone	2,517	298
Travel	5,156	273
Total Operating Expenses	105,726	78,614

Net Income(Loss) from Operations	36,498	701

Other Income:
Capital Loss		(2,643)
Interest Income	5	8
Total Other Income	5	(2,635)

Net Income	36,503	(1,934)

Earnings (loss) per common share:
Net income (loss) per share-Note E	$0.01	$0.00

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Changes in Stockholder’s Equity

For the Years Ended December 31, 2007 and 2006

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2006-Note F	1,000,000	$1,000	($900)		$100

Issuance of New Shares on August 24, 2006	2,500,000	$2,500			$2,500

Net Income (Loss)				($1,934)	($1,934)

Balances at December 31, 2006	3,500,000	$3,500	($900)	($1,934)	$666

Issuance of New Shares on March 31, 2007 after receipt
of 35 executed stock subscription agreements	1,050,000	$1,050	($945)		$105

Net Income (Loss)				$36,503	$36,503

Balances at December 31, 2007	4,550,000	$4,550	($1,845)	$34,569	$37,274

Numbers of shares have been adjusted to reflect recapitalization and share splits. See Note F.

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Cash Flows

For the Years Ended December 31, 2007 and 2006

	2007	2006
		Restated Note G
OPERATING ACTIVITIES:
Net Income(Loss)	$36,503	($1,934)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation Expense	6,730	59
Accounts Receivable	(40,000)
Accrued Expenses	17,039	3,000
Investment (Income)Loss	(5)	2,635
Payroll Taxes Payable	(245)	245
Net cash provided (used) by Operating Activities	20,022	4,005

INVESTING ACTIVITIES:
Investment Income(Loss)	5	(2,635)
Acquisition of Equipment	(64,204)	(1,335)
Net cash provided (used) by Investing Activities	(64,199)	(3,970)

FINANCING ACTIVITIES:
Note Payable-Chase Auto Finance	46,402	0
Paid in Capital		2,250
Issuance of Common Stock	105	350
Net cash provided (used) by Financing Activities	46,507	2,600

Net Increase in cash & cash equivalents	2,330	2,635

Cash & cash equivalents at beginning of period	2,635	0

Cash & cash equivalents at end of period	$4,965	$2,635

Supplemental Disclosure
Interest Expense	$2,197	$0
NONCASH INVESTING & FINANCING ACTIVITIES:
Effect of 1:10 Forward Stock	945	900
Split on Common Stock
Effect of 1:10 Forward Stock
Split on Paid in Capital	(945)	(900)

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated May 11, 2004 in the State of Florida.  The Company is in the business of consulting.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost.  Depreciation is computed using straight-line    methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through consulting services. The Company provides these services and bills for them as the services are rendered.  The Company recognizes its revenue when its services are rendered.

Income Taxes

The company’s S-Corporation election was revoked effective January 1, 2008. For 2007, the Company will be taxed under Subchapter S of the Internal Revenue Code. Therefore no provision for income taxes has been made. Interim financial statements issued for the period ending June 30, 2007 indicated that the Company would be taxed as a C Corporation for 2007. It was subsequently discovered that a timely filed election to revoke the S Corporation was not made.

Fair Values Of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Corporation to disclose estimated fair value for its financial instruments. Fair Value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable approximate fair value because of the short maturity of those instruments.

Recently Adopted or Issued Accounting Pronouncements

There are no recently issued accounting standards that will have an impact on the financial statements that have not been adopted.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

(Continued)

NOTE C – NOTE PAYABLE

The Company has a note payable to Chase Auto Finance. The note is dated May 7, 2007 in the original amount of $51,291.35 and is payable in monthly installments of $1,026.72 over five (5)

Years with a fixed interest rate of 7.25%. The note is secured by a 2006 Mercedes C55 AMG.

Scheduled principal payments due and principal balances of the note over the next five years are as follows:

Years ending December 31,	Principal Due for the Year	Principal Balances
2007	$ 4,889	$46,402
2008	$ 9,226	$37,176
2009	$ 9,924	$27,252
2010	$10,678	$16,574
2011	$11,486	$ 5,088
2012	$ 5,088	$ 0

NOTE D – RELATED PARTY TRANSACTIONS

The Company pays commissions to the husband of a key shareholder pursuant to at-will employment. The employee may leave his position at any time and the Company may terminate his employment at any time.

NOTE E – EARNINGS(LOSS) PER COMMON SHARE

Earnings (Loss) per common share of $0.01 were calculated based on a net income numerator of $36,503 divided by a denominator of 4,291,096 weighted-average shares of common stock outstanding at December 31, 2007. Earnings (Loss) per common share of $0.00 were calculated based on a net loss numerator of ($1,934) divided by a denominator of 3,500,000 weighted-average shares of common stock outstanding at December 31, 2006. There are no share equivalents. See also Note F.

NOTE F – RECAPITALIZATION

On February 28, 2007 the Company’s Board filed amended and restated articles authorizing 200,000,000 shares and changing the par value of its stock to $0.001 per share resulting in 10 shares for each share previously owned. On March 31, 2007 the Company’s board issued an additional 105,000 shares of its stock at $0.001 per share for 35 executed stock subscription agreements it received. After these stock sales there were a total of 455,000 shares issued and outstanding. The company on March 31, 2007 further ratified and authorized a 1: 10 forward stock split that resulted in 4,550,000 issued and outstanding shares as of that date.  All share amounts in these financial statements and notes reflect the retroactive effects of this 1: 10 forward stock split.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

(Continued)

NOTE G – RESTATEMENT

FASB Statement 154 defines an error in previously issued financial statements as an error in recognition, measurement, presentation, or disclosure in financial statements resulting from mathematical mistakes, mistakes in the application of GAAP, or oversight or misuse of facts that existed at the time the financial statements were prepared. Errors, also referred to as misstatements, include those that are intentional or unintentional.

On October 15, 2007, the Company unexpectedly received a federal tax Form 1065, Schedule K-1(marked as final) for 2006 reflecting a partnership interest in Mergers & Acquisitions Intl. Network. The partnership reported the company’s share of guaranteed payment income of $56,500 which included $15,000 of client stock as consulting income.  The company reported all cash received as consulting income from the partnership’s respective clients but reported the $12,365 gain from the sale of this stock as net investment income instead of reporting the $15,000 as consulting income and corresponding loss of $2,635 on the disposition of the stock.

The cumulative and net effect of this correction has no impact or change on retained earnings or other appropriate components of equity or net assets in the statement of financial position, as of the beginning of the earliest period presented.  In addition net income and earnings per share are not affected by the restatement.

The following tables illustrate the restated statements and the resulting net effects of the changes:

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

(Continued)

NOTE G – RESTATEMENT -- continued

Cheetah Consulting, Inc.
Statement Of Operations
For the Year Ended December 31, 2006

	2006	2006
	As Originally	As Restated	Variance
	Stated
Revenue:
Consulting Income	64,315	79,315	(15,000)
Total Revenue	64,315	79,315	(15,000)
Operating Expenses:
Accounting & Auditing Fees	3,000	3,000	0
Automobile Expenses	7,144	7,144	0
Commissions-Note C	61,932	61,932	0
Depreciation Expense	59	59	0
Dues, Journals & Publications	264	264	0
Legal Fees-Note	2,901	2,901	0
Meals and Entertainment	659	659	0
Office Expense	309	309	0
Taxes	1,775	1,775	0
Telephone	298	298	0
Travel	273	273	0
Total Operating Expenses	78,614	78,614	0

Net Income (Loss) from Operations	(14,299)	701	(15,000)

Other Income:
Capital Gains(Losses)	12,357	(2,643)	15000
Interest Income	8	8	0
Total Other Income	12,365	(2,635)	15000

Net Income(Loss)	(1,934)	(1,934)	0

Earnings (loss) per common share:
Net income (loss) per share-Note E	0	0	0

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

December 31, 2007 and December 31, 2006

(Continued)

NOTE G – RESTATEMENT -- continued

Cheetah Consulting, Inc.
Statement of Cash Flows
For the Year ended December 31, 2006

	2006	2006
	As Originally	As Restated
	Stated		Variance

OPERATING ACTIVITIES:
Net Income(Loss)	(14,299)	(1,934)	(12,365)
Adjustments to reconcile Net Income
to net cash provided by operations:
Investment (Income)Loss		2,635	(2,635)
Depreciation Expense	59	59	0
Increase (Decrease) in:
Accrued Expenses	3,000	3,000
Payroll Taxes Payable	245	245	0
Net cash provided (used) by Operating Activities	(10,995)	4,005	(15,000)

INVESTING ACTIVITIES:
Investment Income(Loss)	12,365	(2,635)	15,000
Acquisition of Equipment	(1,335)	(1,335)	0
Net cash provided (used) by Investing Activities	11,030	(3,970)	15,000

FINANCING ACTIVITIES:
Issuance of Common Stock	350	350	0
Paid in Capital	2,250	2,250	0
Net cash provided (used) by Financing Activities	2,600	2,600	0

Net Increase in cash & cash equivalents	2,635	2,635	0

Cash & cash equivalents at beginning of period	0	0	0

Cash & cash equivalents at end of period	2,635	2,635	0

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.   Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Article XV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Cheetah Consulting, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$34.67
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$2,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$0.00
Transfer Agent's Fees and Expenses	$1,000.00
Miscellaneous	$2,000.00
Total	$15,034.67

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

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Item 26.  Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Cheetah Consulting, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of Cheetah Consulting, Inc. were issued by CCI within the past three (3) years and were not registered under the Securities Act of 1933:

(a) On May 11, 2004, the Board of Directors issued 10,000 shares of stock (at $0.01 per share) to President Diane J. Harrison for paid in capital of $100.  The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended.   The following table gives effect to the change in par value from $0.01 to $0.001 per share that occurred on February 28, 2007 , which the Company treated as a forward stock split of 1 :10, and the true forward stock split of 1:10 that occurred on March 31, 2007.

Name of Stockholder	Shares Received	Consideration	Date of Payment	After Change in Par Value (0.01 to 0.001)	After Forward Stock Split (1:10)
Diane J. Harrison	10,000	$100.00 Check	May 11, 2004	100,000	1,000,000

(b) On August 7, 2006, the Board of Directors issued 25,000 shares of stock (at $0.01 per share) to President Diane J. Harrison for paid in capital of $250.    The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended.  The following table gives effect to the change in par value from $0.01 to $0.001 per share that occurred on February 28, 2007 , which the Company treated as a forward stock split of 1 :10, and the true forward stock split of 1:10 that occurred on March 31, 2007.

Name of Stockholder	Shares Received	Consideration	Date of Payment	After Change in Par Value (0.01 to 0.001)	After Forward Stock Split (1:10)
Diane J. Harrison	25,000	$250.00 Check	August 7, 2006	250,000	2,500,000

(c) On August 31, 2006 the Board of Directors authorized the sale of up to 15,000 additional shares of stock (at $0.01 per share). The Company filed a Form D with the U.S. Securities and Exchange Commission for sales under Regulation D Section 506.  Shares were sold to U.S. citizens under the Regulation D 506 exemption claimed under Section 4(2) of the Securities Act of 1933, as amended.  The company sold 10,500 of the authorized 15,000 shares and then closed the sale of additional shares. The sales to the individuals listed below were for shares issued from the authorized capital stock for paid-in-capital. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering and pursuant to Rule 506 of the Rules and Regulations of the Securities Act of 1933. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the Officers and Directors. Each individual had specific knowledge of the Company’s operation that was given to them personally by the Officers and Directors. Each individual is considered educated and informed concerning small investments, such as the $3.00 investment in our company. The sale of the shares occurred between September 1, 2006 and March 31, 2007 to the individuals below. Upon receipt of the executed subscription agreements, the sale of any additional shares was closed by the Board of Directors.  Each stock subscription agreement executed by the purchaser was formally accepted by the company on March 31, 2007 and shares were issued effective upon the acceptance by the company. The following table gives effect to the change in par value from $0.01 to $0.001 per share that occurred on February 28, 2007 , which the Company treated as a forward stock split of 1 :10, and the true forward stock split of 1:10 that occurred on March 31, 2007.

Name of Stockholder	Shares Received	Consideration	Date of Payment	After Change in Par Value (0.01 to 0.001)	After Forward Stock Split (1:10)
Joseph Scutero	300	$3.00 Check	March 31, 2007	3,000	30,000
Lynnette J. Harrison	300	$3.00 Check	March 31, 2007	3,000	30,000
Wilma J. Harrison	300	$3.00 Check	March 31, 2007	3,000	30,000
William B. Harrison	300	$3.00 Check	March 31, 2007	3,000	30,000
Belvey Harrison	300	$3.00 Check	March 31, 2007	3,000	30,000

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William B. Harrison, II	300	$3.00 Check	March 31, 2007	3,000	30,000
William B. Harrison, III	300	$3.00 Check	March 31, 2007	3,000	30,000
Chad W. Sparks	300	$3.00 Check	March 31, 2007	3,000	30,000
Brandi J. Peachy	300	$3.00 Check	March 31, 2007	3,000	30,000
Nick R. Holladay	300	$3.00 Check	March 31, 2007	3,000	30,000
Sherry J. Long	300	$3.00 Check	March 31, 2007	3,000	30,000
John J. Piazza	300	$3.00 Check	March 31, 2007	3,000	30,000
Scott Bills	300	$3.00 Check	March 31, 2007	3,000	30,000
Meshel Coleman	300	$3.00 Check	March 31, 2007	3,000	30,000
Joseph Coleman	300	$3.00 Check	March 31, 2007	3,000	30,000
Jasmine Coleman	300	$3.00 Check	March 31, 2007	3,000	30,000
Eileen Love	300	$3.00 Check	March 31, 2007	3,000	30,000
Kandace Coleman	300	$3.00 Check	March 31, 2007	3,000	30,000
Jerry Neel, Jr.	300	$3.00 Check	March 31, 2007	3,000	30,000
Moshe Turgeman	300	$3.00 Check	March 31, 2007	3,000	30,000
Albert Moretti	300	$3.00 Check	March 31, 2007	3,000	30,000
Martin Mink	300	$3.00 Check	March 31, 2007	3,000	30,000
Evan Scutero	300	$3.00 Check	March 31, 2007	3,000	30,000
Karen Wolfson	300	$3.00 Check	March 31, 2007	3,000	30,000
Alan Drien	300	$3.00 Check	March 31, 2007	3,000	30,000
Matthew Miller	300	$3.00 Check	March 31, 2007	3,000	30,000
Larry Chapman	300	$3.00 Check	March 31, 2007	3,000	30,000
Ashley Coleman	300	$3.00 Check	March 31, 2007	3,000	30,000
Mark J. Kepes	300	$3.00 Check	March 31, 2007	3,000	30,000
Deborah A. Kepes	300	$3.00 Check	March 31, 2007	3,000	30,000
Rolland L. Owens	300	$3.00 Check	March 31, 2007	3,000	30,000
Corey Owens	300	$3.00 Check	March 31, 2007	3,000	30,000
Brent Owens	300	$3.00 Check	March 31, 2007	3,000	30,000
Stephanie Owens	300	$3.00 Check	March 31, 2007	3,000	30,000
Betty Owens	300	$3.00 Check	March 31, 2007	3,000	30,000
Total:	10,500			105,000	1,050,000

Item 27.  Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-1. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1*	Amended and Restated Articles of Incorporation
3.2*	By-Laws
5.3	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
10.1*	Joseph Scutero Subscription Agreement
10.2*	Lynnette J. Harrison Subscription Agreement
14*	Code of Ethics
15.3	Letter on Unaudited Interim Financial Information by Randall N. Drake, C.P.A.
23.3	Consent of Experts and Counsel: Independent Auditor's Consent by Randall N. Drake, C.P.A.
*Exhibit Previously Filed

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Item 28.  Undertakings

(1)

The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida, the City of Pittsburg, State of Pennsylvania, and the City of Las Vegas, State of Nevada on May 27, 2008.

(Registrant) CHEETAH CONSULTING, INC.

By: /s/ Diane J. Harrison
Diane J. Harrison
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name:	Title	Date
/s/ Diane J. Harrison
Diane J. Harrison	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	May 27, 2008
/s/ Lynnette J. Harrison
Lynnette J. Harrison	Secretary, Director	May 27, 2008
/s/ Joseph Scutero
Joseph Scutero	Treasurer, Director	May 27, 2008